Exhibit 99.1
Corporate Development:
Will Price, Vice President, Corporate Development & Integration
response@cornerstone-bb.com

Investor Relations:
Mohsin Syed, Vice President, Corporate Finance & Investor Relations
response@cornerstone-bb.com

Media Relations:
Gia Oei, Vice President, Corporate Communications & Culture
response@cornerstone-bb.com
FOR IMMEDIATE RELEASE

Cornerstone Building Brands to Acquire Mueller Supply Company and
Meaningfully Strengthen Its Position in Residential Metal Roofing

CARY, N.C., July 1, 2024 – Cornerstone Building Brands, Inc. ("Cornerstone Building Brands"), a leading manufacturer of exterior building products in North America, has reached an agreement to acquire Mueller Supply Company, Inc. (“Mueller”), a leading manufacturer of residential metal roofing and components and steel buildings in Texas and the Southwest. Headquartered in Ballinger, Texas, where it was founded more than 90 years ago, Mueller has approximately 900 employees and a comprehensive regional footprint including 38 retail branches as well as five high-quality, strategically located manufacturing sites in Amarillo, Ballinger and Huntsville, Texas; Oak Grove, Louisiana; and Phoenix, Arizona.

This strategic acquisition further increases Cornerstone Buildings Brands’ exposure to the high growth residential metal roofing market in key geographies. It adds greater greenfield growth capabilities which will further accelerate the company’s organic growth strategy.

“We have long-admired Mueller’s successful expansion strategy, industry expertise and strong customer reputation,” said Rose Lee, President and Chief Executive Officer of Cornerstone Building Brands. “Mueller is a compelling, strategic complement to our retail direct metal-roofing business and will more than double the number of retail branches we have to serve our customers. With the expanded manufacturing capacity we’ll have across the Southwest and the greenfield growth opportunities, I’m confident that this will advance Cornerstone Building Brands’ journey to be a premier exterior building products company. I look forward to welcoming the highly talented Mueller team and uniting the legacy expertise of both companies.”

Cornerstone Building Brands expects the transaction to be accretive to earnings through purchasing synergies and revenue growth opportunities. Additionally, Cornerstone Building Brands expects to finance the transaction with cash on hand and amounts borrowed under its existing credit facilities. The transaction, which is subject to customary closing conditions, is expected to close early in the third quarter of 2024.

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5020 Weston Parkway | Suite 400 | Cary, NC 27513 | 888.975.9436 | CornerstoneBuildingBrands.com

About Cornerstone Building Brands

Cornerstone Building Brands is a leading manufacturer of exterior building products for residential and low-rise non-residential buildings in North America. Headquartered in Cary, N.C., we serve residential and commercial customers across the new construction and Repair & Remodel (R&R) markets. Our market-leading portfolio of products spans vinyl windows, vinyl siding, stone veneer, metal roofing, metal wall systems and metal accessories. Cornerstone Building Brands’ broad, multi-channel distribution platform and expansive national footprint includes approximately 18,000 employees at manufacturing, distribution and office locations throughout North America. Corporate stewardship and Environmental, Social and Governance (ESG) responsibility are embedded in our culture. We are committed to contributing positively to the communities where we live, work and play. For more information, visit us at cornerstonebuildingbrands.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information in this communication may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “anticipate," “guidance,” “plan,” “potential,” “expect,” “should,” “will,” “forecast,” “target” and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current expectations, assumptions and/or beliefs concerning future events. As a result, these forward-looking statements rely on a number of assumptions, forecasts, and estimates and, therefore, these forward-looking statements are subject to a number of risks and uncertainties that may cause Cornerstone Building Brands’ actual performance to differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially include, but are not limited to: statements concerning our ability to satisfy the closing conditions of the transaction; our ability to consummate the transaction on the anticipated timing, if at all; and other risks and uncertainties. In addition to these factors, we encourage you to review the “Risk Factors” set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and other filings with the SEC, which identify important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements in this communication. Cornerstone Building Brands expressly disclaims any obligation to update these forward-looking statements, whether as a result of new information, future events, or otherwise.

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5020 Weston Parkway | Suite 400 | Cary, NC 27513 | 888.975.9436 | CornerstoneBuildingBrands.com